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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of Prudential Bancorp, Inc. of Pennsylvania on Form S-1 of our report on Prudential Savings Bank, PaSA dated December 18, 2003 (except for Note 15 which is dated as of July 20,
2004) appearing in the Prospectus, which is part of this Registration
Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
September 17, 2004